EXHIBIT B-2


                                 SERVICE COMPANY
                        FORM OF UTILITY SERVICE AGREEMENT

                                SERVICE AGREEMENT

     This Service Agreement is made and entered into this       day of
                                                          -----
           , by and between                    ("Client Company") and CP&L
-----------                 ------------------
Service ("Service Company").

                                   WITNESSETH

     WHEREAS, the Securities and Exchange Commission ("SEC") has approved and authorized as meeting the requirements of Section 13(b) of the Public Utility Holding Company Act of 1935 ("Act") the organization and conduct of the business of Service Company, in accordance herewith, as a wholly-owned subsidiary service company of CP&L Energy, Inc. ("CP&L Energy"); and

     WHEREAS, Client Company is a utility operating company subsidiary of CP&L Energy and an associate of Service Company; and

     WHEREAS, Service Company and Client Company have entered into this Service Agreement whereby Service Company agrees to provide and Client Company agrees to accept and pay for various services as provided herein at cost, with cost determined in accordance with applicable rules and regulations under the Act, which require Service Company to fairly and equitably allocate costs among all associate companies to which it renders services (collectively, the "Client Companies"), including Client Company.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties to this Service Agreement covenant and agree as follows:

                              ARTICLE I - SERVICES

     Section 1.1 Service Company shall furnish to Client Company, as requested by Client Company, upon the terms and conditions hereinafter set forth, such of the services described in Appendix A hereto, at such times, for such periods and in such manner as Client Company may from time to time request and that Service Company concludes it is able to perform. Service Company shall also provide Client Company with such special services, in addition to those services described in Appendix A hereto, as may be requested by Client Company and that Service Company concludes it is able to perform. In supplying such services, Service Company may arrange, where it deems appropriate, for the services of such experts, consultants, advisers, and other persons with necessary qualifications as are required for or pertinent to the provision of such services.


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     Section 1.2 Client Company shall take from Service Company such of the services described in Section 1.1, and such additional general or special services, whether or not now contemplated, as are requested from time to time by Client Company and that Service Company concludes it is able to perform.

     Section 1.3 The cost of the services described herein or contemplated to be performed hereunder shall be directly assigned, distributed or allocated by activity, project, program, work order or other appropriate basis. Client Company shall have the right from time to time to amend or alter any activity, project, program or work order provided that (i) any such amendment or alteration that results in a material change in the scope of the services to be performed or equipment to be provided is agreed to by Service Company, (ii) the cost for the services covered by the activity, project, program or work order shall include any expense incurred by Service Company as a direct result of such amendment or alteration of the activity, project, program or work order, and
(iii) no amendment or alteration of an activity, project, program or work order shall release Client Company from liability for all costs already incurred by or contracted for by Service Company pursuant to the activity, project, program or work order, regardless of whether the services associated with such costs have been completed.

     Section 1.4 Service Company shall use its best efforts to maintain a staff trained and experienced in the services described in Appendix A.

                            ARTICLE II - COMPENSATION

     Section 2.1 As compensation for the services to be rendered hereunder, Client Company shall pay to Service Company all costs, which reasonably can be identified and related to particular services performed by Service Company for or on its behalf. The methods for assigning or allocating Service Company costs to Client Company, as well as to other associate companies, are set forth in Appendix A.

     Section 2.2 It is the intent of this Service Agreement that charges for services shall be distributed among Client Companies, to the extent possible, based upon direct assignment. The amounts remaining after direct assignment shall be allocated among the Client Companies using the methods identified in Appendix A. The method of assignment or allocation of cost shall be subject to review annually, or more frequently if appropriate. Such method of assignment or allocation of costs may be modified or changed by the Service Company without the necessity of an amendment to this Service Agreement; provided that, in each instance, all services rendered hereunder shall be at actual cost thereof, fairly and equitably assigned or allocated, all in accordance with the requirements of the Act and any orders promulgated thereunder. The Service Company shall review with the Client Company any proposed material change in the method of assignment or allocation of costs hereunder and the parties must agree to any such changes before they are implemented. In addition, no such agreed upon material change shall be made unless and until the Service Company shall have first given written notice to the North Carolina Utilities Commission, the Public Service Commission of South Carolina, and the Florida Public Service Commission (collectively, the "State Commissions") and the SEC not less than 60 days prior to the proposed effective date thereof.


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     Section 2.3 Service Company shall render a monthly report to Client Company that shall reflect the information necessary to identify the costs charged for that month. Client Company shall remit to Service Company all charges billed to it within 30 days of receipt of the monthly report.

     Section 2.4 It is the intent of this Service Agreement that the payment for services rendered by Service Company to Client Company under this Service Agreement shall cover all the costs of its doing business including, but not limited to, salaries and wages, office supplies and expenses, outside services employed, property insurance, injuries and damages, employee pensions and benefits, miscellaneous general expenses, rents, maintenance of structures and equipment, depreciation and amortization, and compensation for use of capital as permitted by Rule 91 of the SEC's regulations under the Act.

     Section 2.5 North and South Carolina Client Companies may not incur a charge under this Service Agreement except in accordance with North and South Carolina law and the rules, regulations and orders of the North Carolina Utilities Commission ("NCUC") and South Carolina Public Service Commission ("SCPSC") promulgated thereunder, and may not seek to reflect in rates any: cost incurred under this agreement exceeding the amount allowed by the NCUC or SCPSC; or revenue level earned under such contract less than the amount imputed by the NCUC or SCPSC.

                               ARTICLE III - TERM

     Section 3.1 This Service Agreement shall become effective as of the date first written above, subject only to the receipt of any required regulatory approvals from the State Commissions and the SEC, and shall continue in force until terminated by Service Company or Client Company, upon not less than one year's prior written notice to the other party. This Service Agreement shall also be subject to termination or modification at any time, without notice, if and to the extent performance under this Service Agreement may conflict with the Act or with any rule, regulation or order of the SEC adopted before or after the date of this Service Agreement.

                           ARTICLE IV - MISCELLANEOUS

     Section 4.1 All accounts and records of Service Company shall be kept in accordance with the General Rules and Regulations promulgated by the SEC pursuant to the Act, in particular, the Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies in effect from and after the date hereof.

     Section 4.2 New direct or indirect subsidiaries of CP&L Energy, which may come into existence after the effective date of this Service Agreement, may become additional client companies of Service Company and subject to a service agreement with Service Company. The parties hereto shall make such changes in the scope and character of the services to be rendered and the method of assigning, distributing or allocating costs of such services as specified in Appendix A, subject to the requirements of Section 2.2, as may become necessary


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to achieve a fair and equitable assignment, distribution, or allocation of
Service Company costs among all associate companies including the new subsidiaries.

     Section 4.3 Service Company shall permit Client Company access to its accounts and records including the basis and computation of allocations.

     Section 4.4 Service Company and each Client Company shall comply with the terms and conditions of all applicable contracts managed by the Service Company for such Client Companies, including without limitation terms and conditions preserving the confidentiality and security of proprietary information of vendors.

     IN WITNESS WHEREOF, the parties hereto have caused this Service Agreement to be executed as of the date and year first above written.

                                        CP&L SERVICE


                                        BY:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        CLIENT COMPANY


                                        BY:
                                           ------------------------------------
                                        Name:
                                        Title:


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                                                                      APPENDIX A

          DESCRIPTION OF SERVICES TO BE PROVIDED BY SERVICE COMPANY AND
                DETERMINATION OF CHARGES FOR SUCH SERVICES TO THE
                                CLIENT COMPANIES
                                       TO
                       SERVICE AGREEMENT, DATED
                                                ---------

                                    ARTICLE I

                     DETERMINATION AND DISTRIBUTION OF COSTS
                     ---------------------------------------

All disbursements and expenses of the Service Company for services performed for the Client Companies will be billed to such Client Companies. The Service Company will maintain a work order ("project") system for accumulating all costs on an activity, product, project or functional basis, as appropriate. All employees, including officers, of the Service Company shall keep time records which permit ready identification of hours worked, account numbers charged and project numbers charged, within reasonable cost benefit standards. Each product and/or project will specify the Client Company to be charged and, where more than one Client Company is to be charged, the method of allocation of such charges. A description of the services provided by CP&L Service is detailed below. Identifiable costs will be directly assigned to Client Companies. Costs may include, where allowable, a return on capital. For costs, which are for services of a general nature that cannot be directly assigned, the method of allocation is described below for each service provided.


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                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

DIRECT AND INDIRECT COSTS - There are two primary classifications of cost distribution pools: direct and indirect costs.
o DIRECT: Direct costs can be specifically identified with providing a particular service or product to a Client Company. Employee labor charged directly to Client Companies will be burdened with payroll tax, benefit and exceptional hours overhead costs. Exceptional hours costs include hours spend on non-work related activities such as: vacation, holiday, sick, other hours excused, hours off without pay and occupational accident hours. Labor burdens on direct labor costs will be classified as direct costs. Direct costs will be charged whenever possible. For example, labor charges for a Service Company employee to perform legal services for a Client Company will be classified as a direct cost.
o INDIRECT: Indirect costs cannot be specifically identified with providing a particular service or product to a Client Company. Employee labor allocated to Client Companies will be burdened with payroll tax, benefit and exceptional hours overhead costs. Labor burdens on indirect labor costs will be classified as indirect costs. Indirect costs will be allocated using a fair and reasonable percentage basis. For example, labor charges for a Service Company employee to perform payroll services for a Client Companies will be allocated based on headcount and classified as an indirect cost.

INFRASTRUCTURE SERVICES:
Infrastructure services are financially material general and administrative functions that serve, and are distributed to, other Service Company departments in order to fully-load those departments with costs that support their services. These functions are dedicated to providing services that are fundamental to the operation of other functions, such as facilities expense for office space.


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                                   ARTICLE III

                  RATIOS, BURDENS AND OTHER ALLOCATION METRICS
                  --------------------------------------------

The following ratios and other allocation metrics shall be applied, as specified in Article IV, to allocate costs accumulated on functional work orders for services of a general nature.

AVERAGE HOURLY RATE
A ratio, the numerator of which is the variable cost to operate the current fleet of aircraft and the denominator of which is the total hour usage of all Client Companies. This rate will be revised and expenses trued-up annually, based on figures as of December 31.

BENEFITS BURDEN
A ratio, the numerator of which is the employee benefits expenses for each Client Company and the denominator is the raw labor dollars of each Client Company. Since each Client Company will have its own benefits burden pool of dollars; its collection of employee benefit expenses, that will be distributed by that Client Company's total labor dollars, it is expected that the burden rate may vary by Client Company. The benefit burden pools will be analyzed quarterly, based on year-end projected figures as of March 31, June 30, September 30 and December 31. The purpose of the quarterly analysis is to determine (1) if the burden rates should be revised or (2) if an adjusting entry should be made to ensure that the pool is completely allocated by year-end.

CORPORATE COMMON STORES BURDEN
A ratio, the numerator of which is the total Corporate Common Stores expenses (including purchasing, investment recovery, inventory planning and analysis, supplier diversity, accounts payable, and materials systems expenses) and the denominator of which is the raw material dollars of the entire corporation. This burden pool will be analyzed quarterly, based on year-end projected figures as of March 31, June 30, September 30 and December 31, to determine if (1) the burden rates should be revised or if (2) an adjusting entry should be made to ensure that the pool clears out by year end.

ENERGY DELIVERY LOCATIONAL STORES BURDEN
A ratio, the numerator of which is the total Garner Warehouse expense (including warehousing, distribution, and inventory management) and the denominator of which is the raw material dollars of the Energy Delivery business unit. This burden pool will be analyzed quarterly, based on year-end projected figures as of March 31, June 30, September 30 and December 31, to determine if (1) the burden rates should be revised or if (2) an adjusting entry should be made to ensure that the pool clears out by year end.

FTE'S ASSIGNED RATIO
A ratio, the numerator of which is the number of hours a full-time employee is assigned to a Client Company and the denominator of which is the number of hours full-time employees are assigned to all Client Companies. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.


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HEADCOUNT RATIO
A ratio, for infrastructure costs, the numerator of which is the headcount of the Service Company department or a Client Company and the denominator of which is the headcount of all the Service Company departments and Client Companies. A ratio, for non-infrastructure costs, the numerator of which is the headcount of a Client Company and the denominator of which is the headcount of all the Client Companies. This ratio will be revised quarterly, based on figures as of March 31, June 30, September 30 and December 31.

HISTORICAL CLAIMS RATIO
A ratio, the numerator of which is the historical claims incurred by a Client Company and the denominator of which is the historical claims incurred by all Client Companies. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

GLOBAL RATIO
A ratio, the numerator of which is the actual expenses charged to a Client Company and the denominator of which is the actual expenses charged to all Client Companies participating in a group of related services. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

INFORMATION TECHNOLOGY APPLICATION INDEX RATIO
A ratio, the numerator of which is the index value of each business software application of a Service Company Department or a Client Company and the denominator of which is the index value of each business software application of all Service Company Departments and Client Companies. The index value for each business software application is derived from the application's resource and service requirements. For each fiscal year,
o The ratio is calculated using values estimated during the budget cycle for such year.
o Each Service Company Department and Client Company is charged a fixed monthly fee determined by multiplying estimated costs by the ratio for such Company and dividing by 12,
o The ratio and associated monthly fees are adjusted when actual index values vary significantly from estimated counts,
o Residual costs are allocated in the same proportions as the fixed monthly fees including adjustments, and
o Residual costs may be allocated at intervals during the fiscal year, but final allocations are made at the end of such year.

INFORMATION TECHNOLOGY DISTRIBUTED COST RATIO
A ratio, the numerator of which is the IT costs distributed to a Service Company Department or a Client Company and the denominator of, which is the IT costs distributed to all Service Company Departments and Client Companies. For each fiscal year,
o The ratio is calculated using values estimated during the budget cycle for such year.
o Each Service Company Department and Client Company is charged a fixed monthly fee determined by multiplying estimated costs by the ratio for such Company and dividing by 12,
o The ratio and associated monthly fees are adjusted when actual distributed costs vary significantly from estimated counts,
o Residual costs are allocated in the same proportions as the fixed monthly fees including adjustments, and


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o    Residual costs may be allocated at intervals during the fiscal year, but final allocations are made at the end of such year.

INFORMATION TECHNOLOGY STANDARD LABOR RATE
A ratio, the numerator of which is the direct salary and associated burdens (payroll taxes, benefits, exceptional hours) for employees plus the fees for contract personnel, and the denominator of which is the hours worked for all Service Company Departments and Client Companies. For each fiscal year:
o The rate is calculated using costs and counts estimated during the budget cycle for such year,
o Each Service Company Department and Client Company is charged at the standard rate for each hour worked, or a higher rate if the cost of the resources required to perform the work differs significantly from the cost of the resources included in the standard rate,
o Residual costs are allocated using a ratio, the numerator of which is the actual hours charged to a Service Company Department or Client Company and the denominator of, which is the actual hours charged to all Service Company Departments and Client Companies.
o Residual costs may be allocated at intervals during the fiscal year but final allocations of residual costs are made at the end of such year.

INFORMATION TECHNOLOGY STANDARD HEADCOUNT RATE
A ratio, the numerator of which is the cost of providing a service and the denominator of which is the number of persons of all Service Company Departments and Client Companies. For each fiscal year,
o The rate is calculated using costs and counts estimated during the budget cycle for such year.
o Each Service Company Department and Client Company is charged a fixed monthly fee determined by multiplying the rate and the estimated person count for such Department or Company and dividing by 12,
o The ratio and associated monthly fees are adjusted when actual counts vary significantly from estimated counts,
o Residual costs are allocated in the same proportions as the fixed monthly fees including adjustments, and
o Residual costs may be allocated at intervals during the fiscal year, but final allocations are made at the end of such year.

INFORMATION TECHNOLOGY STANDARD PERSONAL COMPUTER COUNT RATE
A ratio, the numerator of which is the cost of providing a service and the denominator of which is the number of personal computers of all Service Company Departments and Client Companies. For each fiscal year,
o The rate is calculated using costs and counts estimated during the budget cycle for such year.
o Each Service Company Department and Client Company is charged a fixed monthly fee determined by multiplying the rate and the estimated personal computer count for such Department or Company and dividing by 12,
o The ratio and associated monthly fees are adjusted when actual counts vary significantly from estimated counts,
o Residual costs are allocated in the same proportions as the fixed monthly fees including adjustments, and


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o    Residual costs may be allocated at intervals during the fiscal year, but final allocations are made at the end of such year.

INFORMATION TECHNOLOGY TELECOMMUNICATIONS CIRCUIT COUNT RATIO
A ratio, the numerator of which is the number of telecommunication circuits of a Client Company and the denominator of which is the number of telecommunication circuits of all the Client Companies. For each fiscal year,
o The ratio is calculated using counts estimated during the budget cycle for such year,
o Each Client Company is charged a fixed monthly fee determined by multiplying estimated costs by the ratio for such Company and dividing by 12,
o The ratio and associated monthly fees are adjusted when actual counts vary significantly from estimated counts,
o Residual costs are allocated in the same proportions as the fixed monthly fees including adjustments, and
o Residual costs may be allocated at intervals during the fiscal year, but final allocations are made at the end of such year.

INVOICE RATIO
A ratio, the numerator of which is the number of invoices of a Client Company and the denominator of which is the number of invoices of all the Client Companies. This ratio will be revised quarterly, based on figures as of March 31, June 30, September 30 and December 31.

LABOR DOLLARS RATIO
A ratio, the numerator of which is the labor dollars of a Client Company and the denominator of which is the labor dollars of all the Client Companies. This ratio will be revised quarterly, based on figures as of March 31, June 30, September 30 and December 31.

MILES AND HOURS OF USAGE ALLOCATION METRIC
For fleet and transportation costs, all vehicles are tracked by vehicle number, vehicle class and ownership using a Vehicle Management System ("VMS"). Each vehicle class is assigned a usage factor (e.g. cost per mile or cost per hour). Miles driven and hours used are tracked for each vehicle driven. The VMS calculates the amount to charge the organization based on the usage entered, the usage factor for that class of vehicles and the owner of the vehicle. Usage rates are analyzed and adjusted annually or if unusual circumstances warrant an analysis. (e.g., significant increase in fuel prices.)

MODIFIED MASSACHUSETTS FORMULA RATIO
The modified Massachusetts formula is a residual allocation method utilized when no direct or other reasonable cost-benefit relationship can be determined. The formula measures two equally weighed factors to arrive at an allocation percentage for each Client Company:

(Client Company's Labor Dollars + Client Company's Undepreciated Capital Assets) / 2 = X%
-------------------------------   ---------------------------------------------
(      Total Labor Dollars              Total Undepreciated Capital Assets     )

This ratio will be revised quarterly, based on figures as of March 31, June 30, September 30 and December 31.


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NUMBER OF VEHICLES MANAGED RATIO
A ratio, the numerator of which is the number of vehicles managed of a Client Company and the denominator of which is the number of vehicles managed of all the Client Companies. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

PAYROLL TAX BURDEN
Each labor dollar incurred will have an additional adder to reflect a prorated portion of the payroll taxes. There will be distinct payroll tax pools representing each Service and Client Company's payroll tax expense. Payroll tax burden amounts will be created based on applying a percentage rate to base and overtime labor. There will be one rate per Service and Client Company based on individual company pools as a ratio to each company's labor.

PRIOR YEAR USAGE RATIO
A ratio, the numerator of which is the actual prior year usage of a Client Company and the denominator of which is the actual prior year usage of all Client Companies. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

SQUARE FOOTAGE RATIO
A ratio, for infrastructure costs, the numerator of which is the square footage of the Service Company department and the denominator of which is the square footage of all Service Company departments. A ratio, for non-infrastructure costs, the numerator of which is the actual square footage of a Service Company department or Client Company and the denominator of which is the total square footage of the shared corporate headquarter facilities. This ratio will be revised semi-annually, based on figures as of June 30 and December 31.

UNDEPRECIATED ASSETS RATIO
A ratio, the numerator of which is the undepreciated assets of a Client Company and the denominator of which is the undepreciated assets of all the Client Companies. This ratio will be revised quarterly, based on figures as of March 31, June 30, September 30 and December 31.


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                                   ARTICLE IV

                        DESCRIPTION OF SERVICES PROVIDED
                        --------------------------------

A general description of each Service Company department's services, which may be modified from time to time by the Service Company without notice, and method or methods of allocation to be used by the department for costs accumulated on work orders of a general nature, is documented below. No substitution or material change will be made in methods of allocation hereinafter specified unless a new method of allocation has been approved by the Securities and Exchange Commission ("SEC"). Notice of any change in the methods of allocation applicable to a work order shall be given to the Client Companies affected.

o    ACCOUNTING

     o    Accounting Management
          o Description - Provides management oversight across the entire Accounting function.
          o Method of Allocation - Direct cost and modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    General Ledger Accounting
          o Description - Maintains general ledgers, account keys and journal entries; manages the monthly and annual closing process and performs bank reconciliations.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Property Accounting
          o Description - Maintains core fixed assets and materials records, including the entry of work orders in field organizations.
          o    Method of Allocation - Undepreciated Assets Ratio.

     o    Disbursements
          o Description - Analyzes and processes invoices and payments; administers procurement and commercial credit card process.
          o    Method of Allocation - Invoice ratio.

     o    Revenue Accounting
          o Description - Maintains certain customer accounting records, reconciles customer system to general ledger, maintains non-electric service accounts receivable system and performs revenue analysis.
          o Method of Allocation - Direct cost and modified Massachusetts formula ratio for Client Companies benefiting from the service.


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     o    Regulatory Accounting
          o Description - Develops regulatory financial reports and consults on proper regulatory treatment of various accounting transactions. Also maintains records and reports on fuel-related transactions.
          o Method of Allocation - Direct cost modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Diversified Investments
          o Description - Handles all inter-company billing processes for subsidiaries of CP&L Energy. Also, maintains accounting records for certain subsidiaries.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Management Reporting
          o Description - Develops and distributes cost reports, and develops and coordinates materials presented to the Board of Directors and its committees.
          o Method of Allocation - Direct cost and modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Financial Reporting
          o Description - Develops internal and external financial reports and profit and loss reports.
          o Method of Allocation - Direct cost modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Regulatory Fees
          o    Description - Regulatory fees.
          o    Method of Allocation - Direct cost.

     o    Benchmarking
          o Description - Develops benchmarking processes to support cost vs. market and quality of service comparisons.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Rates
          o Description - Develops and implements jurisdictional rates and competitive pricing options, provides embedded and marginal cost-of-service expertise and analyses in support of rate development and strategic business unit needs, and provides expertise and guidance in the application of state and FERC rate schedules, riders and service regulations.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.


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o    AUDIT SERVICES

     o    Internal Audit
          o Description - Provides an independent and objective appraisal of the adequacy of business controls and effectiveness and efficiency of company operations.
          o Method of Allocation - Direct cost and modified Massachusetts formula ratio for Client Companies benefiting from the service.

o    CORPORATE COMMUNICATIONS

     o    Corporate Communications
          o Description - Includes management oversight across the entire function. Develops and distributes key company messages to external media as primary corporate spokespersons; directs corporate image through advertising.
          o Method of Allocation - Direct cost and modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Internal Communications
          o Description - Manages systems and creates tactical tools to keep employees informed and engaged about strategic business developments and their role in ensuring company success.
          o    Method of Allocation - Headcount ratio.

     o    Customer Communications
          o Description - Provides communications to Energy Delivery customers.
          o    Method of Allocation - Direct cost.

     o    Donations
          o    Description - Corporate donations.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    CP&L Advertising
          o Description - Manages the company's brand position and ensures consistency in brand messages for both internal and external audiences. Directs the corporate image through advertising.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.


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     o    Florida Advertising
          o Description - Manages the company's brand position and ensures consistency in brand messages for both internal and external audiences. Directs the corporate image through advertising.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    NCNG Advertising
          o Description - Manages the company's brand position and ensures consistency in brand messages for both internal and external audiences. Directs the corporate image through advertising.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

o    CORPORATE ENVIRONMENTAL, HEALTH & SAFETY

     o    Corporate Environmental Health and Safety Management
          o Description - Provides management oversight across the entire function.
          o Method of Allocation - Direct cost and modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Regulatory Affairs / Technical Support
          o Description - Develops programs and procedures, tracks regulatory issues, reviews events, investigates accidents and operating experiences, keeps records on compliance, tracks contractor safety, provides health and safety support and provides industrial hygiene support.
          o    Method of Allocation - Headcount ratio.

     o    Public Safety
          o    Description - Maintains electrical and gas safety information;
               provides school programs and ensures regulatory compliance.
          o    Method of Allocation - Modified Massachusetts formula ratio for
               Client Companies benefiting from the service.

     o    Energy Supply Safety Services
          o Description - Implements health and safety policies and procedures, performs hazard analyses and compliance assessments, performs health and safety training, and performs accident investigation and analysis.
          o    Method of Allocation - Direct cost.


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     o    Energy Delivery Safety Services
          o Description - Implements health and safety policies and procedures, performs hazard analyses and compliance assessments, performs health and safety training, and performs accident investigation and analysis.
          o    Method of Allocation - Direct cost.

     o    Retail Gas / Pipeline Safety Services
          o Description - Implements health and safety policies and procedures; performs hazard analysis and compliance assessments; performs health and safety training; conducts accident investigation and analysis; and performs DOT pipeline safety
               (RSPA) drug/alcohol testing and training.
          o    Method of Allocation - Direct cost.

     o    Occupational Health Services
          o Description - Implements occupational health policies and procedures; conducts medical evaluations; performs medical surveillance; conducts free climbing medical fitness tests; and evaluates ergonomics of work activities.
          o    Method of Allocation - Direct cost.

     o    DOT Motor Carrier Safety (FMCSR) Services
          o Description - Conducts driver (CDL) qualification; performs drug and alcohol testing and training; and conducts medical evaluations.
          o    Method of Allocation - Direct cost.

     o    Workers' Compensation
          o Description - Performs claims management, case management, third party administrator (TPA) coordination and workers' compensation oversight and reserve administration.
          o Method of Allocation - Direct cost and modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Environmental Services
          o    Description - Performs environmental services.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

o    CORPORATE RELATIONS AND ADMINISTRATIVE SERVICES GROUP ADMINISTRATION

     o    Corporate Relations and Administrative Services Group Management
          o    Description - Provides management oversight across the entire
               Corporate Relations and Administrative Services Group.
          o    Method of Allocation- Direct Cost, global ratio or modified
               Massachusetts formula ratio for Client Companies benefiting from the service.


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     o    Administrative Services Group Management
          o Description - Provides management oversight across the Administrative Services Group.
          o Method of Allocation- Direct Cost, global ratio or modified Massachusetts formula ratio for Client Companies benefiting from the service.

o    CORPORATE SERVICES

     o    DEPARTMENT ADMINISTRATION

     o    Corporate Services Management
          o Description - Provides management oversight across the entire Corporate Services function. Also includes facilities management governance services and other department activities that cannot be assigned to specific products.
          o Method of Allocation - Direct cost and modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    TRANSPORTATION / FLEET

     o    Fleet Management
          o Description - Provides management oversight of fleet purchases, operations and maintenance services and DOT and DOE regulatory compliance activities.
          o    Method of Allocation - Number of vehicles managed ratio.

     o    Fleet Operation & Maintenance
          o Description - Operate, maintain and replenish vehicle fleet, including DOT and DOE regulatory compliance activities.
          o    Method of Allocation - Miles and hours of usage ratio.

     o    FACILITIES MANAGEMENT

     o    Property Management (Corporate Headquarters)
          o Description - Full service management of facilities for corporate headquarters buildings.
          o    Method of Allocation - Square footage ratio (infrastructure).

     o    Property Management (System)
          o Description - Same as "Property Management (Corporate Headquarters)" for administration, crew, shop, and other buildings throughout the consolidated entity.
          o Method of Allocation - FTE's assigned ratio for Service Company expenses such as company labor. Direct cost for Non-Service Company costs such as contract costs and materials.


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     o    Employee Identification ("ID") Cards (Corporation)
          o Description - Produce and maintain employee security ID cards, including the database.
          o    Method of Allocation - Headcount ratio.

     o    Facilities Project Management
          o Description - Facility planning and programming from conceptual need identification to design construction and occupancy. Provides decommissioning or closing services of facilities for disposition by others.
          o Method of Allocation - FTE's assigned ratio for Service Company expenses such as company labor. Direct cost for Non-Service Company costs such as contract costs and materials.

     o    Corporate Headquarters Leasehold Improvements
          o Description: Amortization of leasehold improvement projects for corporate headquarters leased facilities.
          o    Method of Allocation - Square footage ratio.

     o    Corporate Leases
          o    Description: Manages facilities for future use.
          o    Method of Allocation - Direct cost.

     o    REAL ESTATE MANAGEMENT

     o    Real Estate
          o Description - Buys, sells, leases and develops real estate. Provides lake, timber and land management. Coordinates and supports right-of-way activities.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    CORPORATE SECURITY

     o    Nuclear Access Authorization / Physical Security
          o Description - Provides access authorization, nuclear background investigations and "Fitness for Duty" programs.
          o    Method of Allocation - Direct cost.

     o    Physical Security Investigations / Employee Assistance Program ("EAP")
          o Description - Provides headquarters protection services; professional investigation and physical security services. Manages EAP designed to effectively support employees and their families.
          o    Method of Allocation - Headcount ratio.


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


     o    TRAVEL CENTER

     o    Corporate Air Services (Variable)
          o Description - Operates corporate aircraft. Includes fuel, landing fees, inspections and other variable expenses.
          o Method of Allocation - Direct cost at an average rate per hour based on cost to operate current fleet of aircraft.

     o    Corporate Air Services (Fixed)
          o Description - Maintain and pilot corporate aircraft. Includes lease of aircraft, hangar fees, pilots' salaries and other fixed expenses.
          o    Method of Allocation - Prior year usage ratio.

     o    SUPPLIER DIVERSITY

     o    Supplier Diversity
          o Description - Manages the corporate effort to increase the diversity of suppliers.
          o    Method of Allocation - Corporate Common Stores burden.

     o    SUPPLY CHAIN MANAGEMENT

     o    Contracts/ Leasing
          o Description - Identifies sources, prepares contracts for services, leasing and resource sharing.
          o    Method of Allocation - FTE's assigned ratio.

     o    Purchasing
          o Description - Identifies sources and procures materials and equipment.
          o    Method of Allocation - Corporate common stores burden.

     o    Investment Recovery
          o    Description - Develops markets and sells surplus materials.
          o    Method of Allocation - Corporate common stores burden.

     o    Warehousing
          o    Description - Receives, sorts and distributes material.
          o    Method of Allocation - Energy Delivery locational stores burden.

     o    Inventory Planning and Analysis
          o Description - Evaluates material needs and manages inventory levels.
          o    Method of Allocation - Corporate common stores burden.


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


     o    Oil-Filled Equipment Repairs
          o Description - Repairs transformers and other oil-filled equipment and tests rubber goods (lineman's safety equipment). Also includes PCB and oil handling.
          o    Method of Allocation - Direct cost.

     o    CORPORATE DATA AND SUPPORT SERVICES

     o    Supply Chain Data Services
          o Description - Provides end user support for computing systems, including corporate supply chain and other systems used in Corporate Services functions.
          o    Method of Allocation - Corporate common stores burden.

     o    Records and Procedures
          o Description - Provides governance services, common programs and standards, contract management for records and procedures and controlled document needs.
          o    Method of Allocation - Headcount ratio.

     o    Research and Technical Data
          o Description - Conduct negotiations, management and application support for industry standards, technical documents, and common business research tools.
          o    Method of Allocation - Prior year usage ratio.

     o    Mail Services
          o Description - Manages labor, supplies, equipment postage, and contracts in support of corporate mail operations (excluding printing and mailing bills).
          o    Method of Allocation - Headcount ratio.

     o    Copy Center Services
          o Description - Manages program and contracts to provide copy equipment, maintenance, supplies and paper in user locations and for bulk and special copy services.
          o Method of Allocation - Headcount ratio for management oversight services. Direct cost based on number of copies for convenience copies. Direct cost for bulk and special copy services processed on procurement cards.

     o    Print and Mail Bills
          o Description - Prepares budgets and monitors expenses for related postage and supplies. Includes printing and mailing of customer bills.
          o    Method of Allocation - Direct cost.

o    ECONOMIC DEVELOPMENT
          o Description - Provide services associated with promoting economic development within our service territory.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.


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


o    EXECUTIVE ADMINISTRATION

     o    Executive Management
          o Description - Provides management oversight across the entire Holding and Service Company.
          o Method of Allocation - Direct cost, global ratio or modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Edison Electric Institute ("EEI") Dues
          o    Description - EEI professional dues.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Depreciation Expense
          o    Description - Depreciation expense on Service Company assets.
          o Method of Allocation - Global ratio or modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Capital Lease
          o    Description - Lease payments.
          o Method of Allocation - Direct cost, global ratio or modified Massachusetts formula ratio for Client Companies benefiting from the service or square footage ratio.

     o    Property Tax
          o    Description - Property tax payments.
          o Method of Allocation - Direct cost, global ratio or modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Interest Expense
          o    Description - Interest expense payments.
          o Method of Allocation - Direct cost, global ratio or modified Massachusetts formula ratio for Client Companies benefiting from the service.

o    FINANCIAL SERVICES GROUP ADMINISTRATION

     o    Financial Services Executive Management
          o Description - Provides management oversight across the entire Financial Services Group.
          o Method of Allocation- Direct Cost, global ratio or modified Massachusetts formula ratio for Client Companies benefiting from the service.


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


     o    Finance Executive Management
          o Description - Provides management oversight across the entire Finance Group.
          o Method of Allocation- Direct Cost, global ratio or modified Massachusetts formula ratio for Client Companies benefiting from the service.

o    HUMAN RESOURCES

     o    DEPARTMENT ADMINISTRATION

     o    Human Resources Management
          o Description - Provides management oversight across the entire Human Resource function.
          o    Method of Allocation - Direct cost and headcount ratio.

     o    Labor Relations
          o Description - Provides corporate support for labor-related issues.
          o    Method of Allocation - Headcount ratio.

     o    COMPENSATION & BENEFITS

     o    Benefit Program Management
          o Description - Administers health, welfare, qualified plans & executive benefits.
          o    Method of Allocation - Direct cost and headcount ratio.

     o    Compensation
          o    Description - Administers compensation plans.
          o    Method of Allocation - Direct cost and headcount ratio.

     o    Benefit Plan Integration
          o Description - Provides integration of Client Company benefit plans.
          o    Method of Allocation - Headcount ratio.

     o    ORGANIZATIONAL ASSESSMENT

     o Equal Employment Opportunity ("EEO") / Affirmative Action ("AA") / Diversity
          o Description - Provides consultation and support on AA, EEO and diversity.
          o    Method of Allocation - Headcount ratio.


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


     o    HUMAN RESOURCES BUSINESS SERVICES

     o    Human Resources ("HR") Information System
          o Description - Manages overall HR information; administers the PeopleSoft HR system; and provides benefits administration.
          o    Method of Allocation - Headcount ratio.

     o    Policy / Pay / Benefit Administration
          o Description - Provides the employee information line, benefits administration, compensation administration and policies / practices, and administers corporate relocations services and pre-retirement seminars.
          o    Method of Allocation - Headcount ratio.

     o    WORKFORCE EFFECTIVENESS

     o    ORGANIZATIONAL EFFECTIVENESS
          o    Description - Designs and implements HR process improvements.
          o    Method of Allocation - Headcount ratio.

     o    Staffing/Recruiting
          o Description - Recruits, screens, tests and interviews applicants and consults with managers on staffing plans and issues.
          o    Method of Allocation - Headcount ratio.

     o    Staffing Record Keeping & Compliance
          o Description - Administers record-keeping of all job applications and requisitions, tracking of data for reporting and compliance with applicable regulations.
          o    Method of Allocation - Headcount ratio.

     o    Training & Development - Executive and Personal
          o Description - Provides executive and personal developmental training and employee development programs.
          o    Method of Allocation - Direct cost and headcount ratio.

     o    HR BUSINESS UNIT SUPPORT

     o    HR - Nuclear Generation Group ("NGG")
          o Description - Includes cost of the HR service manager and representatives who provide HR management. Provides consultation and support to managers and employees in the NGG.
          o    Method of Allocation - Direct cost.


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


     o    HR - Power Operations Group ("POG")
          o Description - Includes cost of the HR service manager and representatives who provide HR management. Provides consultation and support to managers and employees in the POG.
          o    Method of Allocation - Direct cost.

     o    HR - Energy Delivery ("ED")
          o Description - Includes cost of the HR service manager and representatives who provide HR management. Provides consultation and support to managers and employees in ED.
          o    Method of Allocation - Direct cost.

     o    HR - Retail Sales & Service ("RS&S")
          o Description - Includes cost of the HR service manager and representatives who provide HR management. Provides consultation and support to managers and employees in RS&S.
          o    Method of Allocation - Direct cost.

     o    HR - Service Company
          o Description - Includes cost of the HR service manager and representatives who provide HR management. Provides consultation and support to managers and employees in the Service Company.
          o    Method of Allocation - Headcount ratio (infrastructure).

     o    HR - North Carolina Natural Gas ("NCNG")
          o Description - Includes cost of the HR service manager and representatives who provide HR management. Provides consultation and support to managers and employees in NCNG.
          o    Method of Allocation - Direct cost.

     o    HR - Florida Progress Corporation ("FPC")
          o Description - Includes cost of the HR service manager and representatives who provide HR management. Provides consultation and support to managers and employees in the FPC.
          o    Method of Allocation - Direct cost.

o    IT

     o    IT Infrastructure & Management
          o Description - Provides management oversight across the entire function.
          o    Method of Allocation - Information Technology Distributed Cost
               Ratio.


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


     o    Applications - Develop and Enhance
          o Description - Plan, design, implement and enhance business software applications.
          o Method of Allocation - Information Technology Standard Labor Rate except for Telecommunications personnel; otherwise, direct cost.

     o    Applications - Maintain
          o    Description- Maintain and repair business software applications.
          o    Method of Allocation - Information Technology Standard Labor
               Rate.

     o    Applications - Operate
          o Description- Provide computing, data storage, and printing for business software applications.
          o    Method of Allocation - Information Technology Application Index
               Ratio.

     o    Personal Computers - Platform
          o Description- Personal computer hardware, software, remote access, and support.
          o Method of Allocation - Information Technology Standard Personal Computer Count Rate.

     o    Personal Computers - Network Enabled Services
          o Description - E-mail, shared calendars, shared storage (i.e., file servers and associated data storage devices), print servers, shared printers, Internet/Intranet access, and access to application servers.
          o    Method of Allocation - Information Technology Standard Headcount
               Rate.

     o    Telecommunications - Projects
          o Description - One time or infrequent activities such as infrastructure in new facilities, removing equipment from facilities, adding and improving services, etc.
          o    Method of Allocation - Direct cost.

     o    Telecommunications - Voice and Date Services
          o Description - 800 service, wired and wireless telephones, local and long distance telephone service, pagers, radio equipment, dedicated data circuits.
          o    Method of Allocation - Direct cost.

     o    Telecommunications - Infrastructure and Maintenance
          o Description - Local area data networks, wide area data networks, fiber usage, video conferencing, voice mail, and network maintenance and support.
          o    Method of Allocation - Headcount Ratio.


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


o    LEGAL

     o    Legal Services
          o Description - Includes all activities associated with providing legal services and support in all matters related to company operations and relations for consolidated or Service Company. Also includes management oversight over the entire Legal function.
          o Method of Allocation - Direct cost and Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Corporate Secretary
          o Description - Coordinates of Board of Directors ("BOD") activities and handles shareholder relations.
          o    Method of Allocation - Direct cost to the Holding Company.

     o    Claims
          o Description - Provides investigation and settlement support and payment of claims. Coordinates the collection of monies owed to the Company for damage to Company facilities and equipment as a result of third party negligence.
          o    Method of Allocation - Historical claims ratio.

o    PUBLIC AFFAIRS

     o    Public Affairs
          o Description - Influences legislation and shapes public policy and opinion on major corporate issues; monitors and tracks legislation.
          o    Method of Allocation - Direct cost to the Holding Company.

o    REGULATORY AFFAIRS

     o    Regulatory Affairs
          o Description - Manages retail regulatory issues and activities with the utilities commissions in North and South Carolina, and provides support for federal and state legislative affairs regarding retail matters. Obtains state utilities commissions' approvals of all Company initiatives.
          o Method of Allocation - Direct cost and Modified Massachusetts formula ratio for Client Companies benefiting from the service.

o    STRATEGIC PLANNING

     o    Strategic Planning
          o Description - Maintains responsibility for corporate strategic planning.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.


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


     o    M&A Transaction Costs
          o Description - Develops and executes merger and acquisition plans and activities. Includes costs incurred to negotiate and bring about the merger.
          o    Method of Allocation - Direct cost to the Holding Company.

     o    Market Research - Global
          o Description - Provides market research services for the consolidated entity.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Market Research - Utility
          o Description - Provides market research services to the electric utility.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Investor Relations / Funds Management
          o Description - Manages relations with the financial community and the performance of external trust funds.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

o    TAX

     o    Payroll
          o Description - Conducts time entry, maintains payroll system, runs payroll, produces payroll-related reports and processes employee expense reports.
          o    Method of Allocation - Headcount ratio.

     o    Tax Administration
          o Description - Conducts tax planning and prepares returns; includes income and other tax analysis.
          o Method of Allocation - Direct cost and modified Massachusetts formula ratio for Client Companies benefiting from the service.

o    TREASURY

     o    Treasury Management
          o Description - Provides management oversight across the entire Treasury function.

          o Method of Allocation - Direct cost and modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Financing
          o Description - Manages external financing and investments, bank relationships and the cost of capital and ensures compliance with financing documents.
          o Method of Allocation - Direct cost and modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Cash Management
          o Description - Manages the efficient movement of company funds through the banking system and secures short-term debt financing and/or investments.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Insurance Risk Management
          o    Description - Manages the corporate insurance program.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Business Case Analysis
          o Description - Provides analysis support for business case development for various initiatives.
          o Method of Allocation - Direct cost and modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Financial Risk Management
          o Description - Independently measures and reports corporate risk exposures and provides risk management training, tools, controls and strategies.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Financial Forecasting, Budgeting & Business Planning
          o Description - Coordinates and develops plans and budgets for corporate and line organizations. Prepares and presents results of financial forecasts and provides financial and planning support for the regulatory and strategic planning process.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Load Forecasting
          o Description - Prepares and presents economic, load and energy forecasts.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Property Insurance
          o    Description - Property insurance premiums.
          o    Method of Allocation - Undepreciated assets ratio.


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


     o    Liability and Workers' Compensation Insurance
          o Description - Liability and workers' compensation insurance premiums.
          o    Method of Allocation - Labor dollars ratio.

     o    Other Insurance
          o Description - Crime, director and officer, aircraft, fiduciary and special insurance premiums.
          o Method of Allocation - Modified Massachusetts formula ratio for Client Companies benefiting from the service.

     o    Nuclear Premium and Credit
          o Description - Nuclear property and liability insurance premium and credit for good experience.
          o    Method of Allocation - Direct cost.

     o    Financial Administration Fees
          o Description - Includes financial administration fees, such as bank fees.
          o    Method of Allocation - Direct cost.


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